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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CIT Group Inc.:


    We consent to the use of our report dated January 25, 2001, relating to the consolidated balance sheet of The CIT Group, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000, included in this Registration Statement in Amendment No. 1 to Form S-1, and to the reference to our firm under the heading "Experts" in such Registration Statement.


                                          /s/ KPMG LLP


Short Hills, New Jersey
May 10, 2002